TIAA-CREF Funds

Important Information for Shareholders

The following updates and supplements certain information contained in the Proxy Statement (the “Proxy Statement”), dated October 13, 2023, furnished to the shareholders of the TIAA-CREF Funds in connection with the Special Meeting of Shareholders to be held on Monday, November 20, 2023, at 3:30 p.m., Eastern time (the “Meeting”), and at any and all adjournments, postponements or delays thereof.

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Appendix A to the Proxy Statement is updated as follows:

Fund Name	Abbreviated Fund Name	Fiscal Year End	Institutional Class	Premier Class	Retirement Class	Advisor Class	Retail Class	Class W
TIAA-CREF 5-15 Year Laddered Tax-Exempt Bond Fund	5-15 Year Laddered Tax-Exempt Bond Fund	3/31	872,832	—	—	33,672	22,376,775	—
TIAA-CREF Short-Term Bond Fund	Short-Term Bond Fund	3/31	54,370,291	334,386	19,672,008	19,211,155	11,708,687	88,489,179
TIAA-CREF Quant Small-Cap Equity Fund	Quant Small-Cap Equity Fund	10/31	98,014,425	1,818,967	23,289,140	53,042	8,424,710	31,349,376
TIAA-CREF Core Impact Bond Fund	Core Impact Bond Fund	3/31	506,619,740	1,314,024	26,759,158	115,753,318	28,844,532	—